UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

The Vita Coco Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40950	11-3713156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Park Avenue South
Seventh Floor
New York, New York 10003
(Address of Principal Executive Offices)(Zip Code)

(212) 206-0763

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 23, 2023, The Vita Coco Company, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Evercore Group L.L.C. and Goldman Sachs & Co. LLC, as the representatives of the underwriters named in Schedule I thereto (the “Underwriters”), and a stockholder of the Company, Verlinvest Beverages SA (the “Selling Stockholder”), relating to an underwritten public offering (the “Offering”) of 5,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price to the public of $23.00 per share, before deducting underwriting discounts and commissions. Pursuant to the Underwriting Agreement, all 5,000,000 shares of Common Stock are to be sold by the Selling Stockholder. Under the terms of the Underwriting Agreement, the Selling Stockholder granted the Underwriters an option exercisable for 30 days to purchase up to an additional 750,000 shares of Common Stock from the Selling Stockholder at the public offering price, less underwriting discounts and commissions, which option was exercised in full prior to the closing of the Offering. The closing of the Offering occurred on May 26, 2023.

The offering of the Shares by the Selling Stockholder is being made pursuant to a registration statement on Form S-3 (Registration No. 333-271583) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 2, 2023, a prospectus included in the Registration Statement, and a preliminary prospectus supplement and final prospectus supplement, filed with the SEC on May 22, 2023 and May 25, 2023, respectively.

The Company will not receive any of the proceeds from the sale of the Shares.

The Underwriting Agreement contains customary representations, warranties and covenants, customary conditions to closing, indemnification obligations of the Company, the Representatives, the Selling Stockholder and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 23, 2023, by and among The Vita Coco Company, Inc., BofA Securities, Inc., Evercore Group L.L.C., Goldman Sachs & Co. LLC and Verlinvest Beverages SA.

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE VITA COCO COMPANY, INC.

Date: May 26, 2023	By:	/s/ Corey Baker
	Name:	Corey Baker
	Title:	Chief Financial Officer